Exhibit 5.1

September 19, 2014

U.S. Concrete, Inc.

331 North Main Street

Euless, Texas 76039

Re:	U.S. Concrete, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to U.S. Concrete, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of up to $250.0 million of securities (the “Securities”) consisting of (a) the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (c) warrants to purchase shares of Common Stock and Preferred Stock (the “Warrants”), (d) the Company’s senior debt securities in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and (e) guarantees (the “Guarantees”) of the Debt Securities by one or more of the guarantors (the “Guarantors” and, together with the Company, the “Obligors”) listed on Schedule I hereto and named in the Registration Statement or any combination of the foregoing, each on the terms to be determined at the time of each offering. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	a form of the indenture for the Senior Debt Securities, filed as Exhibit 4.11 to the Registration Statement to be entered into by the Company, the Guarantors named therein and a trustee to be named therein, the form and terms (including any Guarantees) of any series of Debt Securities issued under such indenture to be established by resolutions of the Board of Directors of the Company or any duly authorized committee thereof (the “Board”) and set forth in an officers’ certificate or by a supplemental indenture to such indenture (the “Senior Debt Indenture”);

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September 19, 2014

(c)	a form of the indenture for the Subordinated Debt Securities filed as Exhibit 4.12 to the Registration Statement to be entered into by the Company, the Guarantors named therein and a trustee to be named therein (together with the trustee referred to in (b), each a “Trustee”), the form and terms (including any Guarantees) of any series of Debt Securities issued under such indenture to be established by the Board and set forth in an officers’ certificate or by a supplemental indenture to such indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”);

(d)	a copy of certain resolutions of the Board, adopted on September 17, 2014, certified by an officer of the Company;

(e)	copies of a written consent of the board of directors, board of managers, general partner or other managing body, as applicable, of the Guarantors, certified by an officer of the Guarantors, as applicable; and

(f)	such other corporate, limited liability company, partnership or other organizational records of the Company and the Guarantors and other certificates and documents of officials of the Company and the Guarantors and public officials and others as we have deemed appropriate for purposes of this letter.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed the existence and entity power of each party to any Transaction Agreement (defined below) referred to herein other than the Company and that, upon sale and delivery, the certificates for the shares of Common Stock and Preferred Stock, as applicable, will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for such shares or, if uncertificated, valid book-entry notations for the issuance of the shares of Common Stock and Preferred Stock, as applicable, in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Guarantors, all of which we assume to be true, correct and complete.

As used herein, “Transaction Agreements” means the Indentures, the Guarantees, the Warrant Agreement (as defined below), any underwriting agreement and any guarantee agreement.

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September 19, 2014

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to Securities constituting Common Stock (including any Common Stock that is issued upon the exchange or conversion of the Preferred Stock or Debt Securities that are exchangeable or convertible into the Common Stock or upon the exercise of the Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, either (a) in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement, against payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion or exchange of Preferred Stock or Debt Securities in accordance with the terms of such Preferred Stock or Debt Securities, as applicable, providing for such conversion or exchange into Common Stock or the exercise of any Warrants into Common Stock, as approved by the Board, for the consideration approved by the Board, the shares of such Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.

With respect to Securities constituting any series of Preferred Stock (in each case including any Preferred Stock that is issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into the Preferred Stock or upon the exercise of the Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights thereof, (ii) the proper officers of the Company have duly executed and caused to be filed with the Secretary of State of the State of Delaware, prior to the issuance of such shares of Preferred Stock, a certificate of designations setting forth the resolution of the Board establishing the relative rights and distinguishing characteristics for such series of Preferred Stock, (iii) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein,

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or (b) upon conversion, or exchange of any other security in accordance with the terms of such security providing for such conversion or exchange into Preferred Stock or the exercise of any Warrants into Preferred Stock, as approved by the Board, for the consideration approved by the Board, the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.	Assuming that a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.

With respect to Securities constituting Debt Securities, when (i) the Company and, if such Debt Securities are guaranteed, each of the Guarantors have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the terms of such Debt Securities and, if the Debt Securities are guaranteed, such Guarantees having been set forth in such Indenture or such supplemental indenture or officers’ certificate delivered pursuant thereto or pursuant to a guarantee agreement, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities (including, if such Debt Securities are guaranteed, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, then such Debt Securities (including, if such Debt Securities are guaranteed, such Guarantees) (x) will have been duly authorized by all necessary corporate, limited liability company, partnership or

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other organizational action on the part of the Company and, if such Debt Securities are guaranteed, each of the applicable Guarantors, and (y) will be valid and binding obligations of each such Obligor, enforceable against such Obligor in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)

We have assumed that, in the case of each offering and sale of Securities: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the applicable Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute (a) Common Stock issuable upon exercise of Preferred Stock, (b) Common Stock or Preferred Stock issuable upon conversion of Debt Securities or (c) Common Stock or Preferred Stock issuable upon exercise of Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the issuer thereof and the other parties thereto; (v) at the time of the issuance of such Securities, the Company and, if such Securities are guaranteed, each of the applicable Guarantors (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization, (b) will have the necessary corporate, limited liability company, partnership or other organizational power to approve the transactions contemplated by the Transaction Agreements, (c) the organizational or charter documents of such entity will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof, (d) will have duly authorized the Transaction Agreements and the transactions contemplated by the Transaction Agreements and (e) will have validly executed and delivered the Transaction Agreements; (vi) (a) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and, if such Securities are guaranteed, each of the applicable Guarantors, and (b) the terms of such Securities and of their

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issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon each such Obligor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which such Obligor’s securities are listed for trading) having jurisdiction over each such Obligor and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture, supplemental indenture or officers’ certificate and the applicable resolution of the Board relating to such Debt Securities; (vii) if such Securities constitute Common Stock or Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for the issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock or Preferred Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement will not be less than the par value of the Common Stock (or, if (A) such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the statement filed with the Secretary of State of the State of Delaware relating to the designations, preferences, limitations or relative rights thereof; or (B) such Common Stock or Preferred Stock are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor); (viii) if (a) such Securities constitute Common Stock issuable upon exchange or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, or (b) such Securities constitute Common Stock or Preferred Stock issuable upon exercise of Securities constituting Warrants, the Company has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval related to such Warrants and the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein; (ix) if such Securities constitute Preferred Stock that is exchangeable for or convertible into Securities constituting Common Stock, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and to reserve such Common Stock for issuance upon such exchange or conversion; (x) if such Securities constitute Preferred Stock that is exchangeable for or convertible into Securities constituting Common Stock, the Company will have taken all necessary action to authorize and approve the issuance of such Common

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Stock upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and to reserve such Common Stock for issuance upon such exchange or conversion; (xi) if such Securities constitute Debt Securities, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Company; (xii) if such Securities constitute Debt Securities that are guaranteed, the officers’ certificate, guarantee agreement or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the applicable Guarantors; and (xiii) if such Securities constitute Debt Securities, the applicable Transaction Agreements will constitute the legal, valid and binding obligation of each party thereto (other than the Obligors party thereto), enforceable against such party in accordance with its terms.

(B)	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of: (i) the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”); (ii) the Delaware General Corporation Law (the “DGCL”); (iii) the Laws of the State of California; (iv) the Laws of the State of New York; (v) the Laws of the State of Texas; and (vi) the Laws of the District of Columbia (collectively, the “Included Laws”). As used herein, the terms “Delaware LLC Act” and “DGCL” include the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

(C)	The matters expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution and (iv) laws governing the waiver of usury, stay or extension laws.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Schedule I

Guarantors

Name	State or Other Jurisdiction of Incorporation or Organization	Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Alberta Investments, Inc.	Texas	3272	75-1941497
Alliance Haulers, Inc.	Texas	3272	75-2683236
American Concrete Products, Inc.	California	3272	94-2623187
Atlas Redi-Mix, LLC	Texas	3272	27-0243123
Atlas-Tuck Concrete, Inc.	Oklahoma	3272	73-0741542
Beall Concrete Enterprises, LLC	Texas	3272	76-0643536
Beall Industries, Inc.	Texas	3272	75-2052872
Beall Investment Corporation, Inc.	Delaware	3272	51-0399865
Beall Management, Inc.	Texas	3272	75-2879839
Bode Concrete LLC	California	3272	05-0612900
Bode Gravel Co.	California	3272	94-0330590
Breckenridge Ready Mix, Inc.	Texas	3272	75-1172482
Central Concrete Supply Co., Inc.	California	3272	94-1181859
Central Precast Concrete, Inc.	California	3272	94-1459358
Concrete Acquisition IV, LLC	Delaware	3272	27-1015720
Concrete Acquisition V, LLC	Delaware	3272	27-1015777
Concrete Acquisition VI, LLC	Delaware	3272	27-1015840
Concrete XXXIV Acquisition, Inc.	Delaware	3272	20-4166167
Concrete XXXV Acquisition, Inc.	Delaware	3272	20-4166206
Concrete XXXVI Acquisition, Inc.	Delaware	3272	20-4166240
Eastern Concrete Materials, Inc.	New Jersey	3272	22-1521165
Hamburg Quarry Limited Liability Company	New Jersey	3272	27-0373592
Ingram Concrete, LLC	Texas	3272	83-0486753
Kurtz Gravel Company	Michigan	3272	38-1565952
Local Concrete Supply & Equipment, LLC	Delaware	3272	26-3456597
Master Mix, LLC	Delaware	3272	26-1668532
Master Mix Concrete, LLC	New Jersey	3272	26-3800135
MG, LLC	Maryland	3272	26-2169279
NYC Concrete Materials, LLC	Delaware	3272	76-0630666
Pebble Lane Associates, LLC	Delaware	3272	26-3456520
Redi-Mix Concrete, L.P.	Texas	3272	20-0474765
Redi-Mix GP, LLC	Texas	3272	none
Redi-Mix, LLC	Texas	3272	83-0486751
Riverside Materials, LLC	Delaware	3272	26-2863588
San Diego Precast Concrete, Inc.	Delaware	3272	76-0616282
Sierra Precast, Inc.	California	3272	94-2274227
Smith Pre-Cast, Inc.	Delaware	3272	76-0630673
Superior Concrete Materials, Inc.	District of Columbia	3272	52-1046503
Titan Concrete Industries, Inc.	Delaware	3272	76-0616374
USC Atlantic, Inc.	Delaware	3272	20-4166002
USC Management Co., LLC	Delaware	3272	27-1015638
USC Payroll, Inc.	Delaware	3272	76-0630665
USC Technologies, Inc.	Delaware	3272	20-4166055
U.S. Concrete On-Site, Inc.	Delaware	3272	76-0630662
U.S. Concrete Texas Holdings, Inc.	Delaware	3272	20-4166120